    As filed with the Securities and Exchange Commission on January 7, 2005.
                                                     File No. 333-______________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        COMMUNITY BANKS OF GEORGIA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           GEORGIA                                              20-0485183
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              15 MOUNTAINSIDE DRIVE
                              JASPER, GEORGIA 30143
                (ADDRESS OF ISSUER'S PRINCIPAL EXECUTIVE OFFICES)

                            2000 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                              MR. JOHN T. TRAMMELL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              15 MOUNTAINSIDE DRIVE
                              JASPER, GEORGIA 30143
                                 (706) 253-9600
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                               RICHARD R. CHEATHAM
                             KILPATRICK STOCKTON LLP
                     1100 PEACHTREE STREET, N.E., SUITE 2800
                           ATLANTA, GEORGIA 30309-4530
                                 (404) 815-6500

                         CALCULATION OF REGISTRATION FEE

============================== =================== ======================== ======================= ==================

                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
       TITLE OF SECURITIES          AMOUNT TO           OFFERING PRICE             AGGREGATE            AMOUNT OF
        TO BE REGISTERED          BE REGISTERED           PER SHARE             OFFERING PRICE       REGISTRATION FEE
------------------------------ ------------------- ------------------------ ----------------------- ------------------
Common Stock, par value $5.00       75,000 (1)            $13.98(2)               $1,048,500             $123.41
per share
============================== =================== ======================== ======================= ==================

(1) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2) Determined in accordance with Rule 457(h) of the Securities Act of 1933. The proposed maximum aggregate offering price and amount of registration fee are based on $13.98 the book value per share of the Common Stock as of January 4, 2005.

        PART I.         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the note to Part I of Form S-8.

        PART II.        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                 INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents with the Securities and Exchange Commission:

        (1)     The Registrant's Form 10-KSB for the year ended December 31,
                2003.

        (2)     The Registrant's Form 10-QSB for the quarter ended March 31,
                2004.

        (3)     The Registrant's Form 10-QSB for the quarter ended June 30,
                2004.

        (4)     The Registrant's Form 10-QSB for the quarter ended September 30,
                2004.

        (5) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since December 31, 2003.

        All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                 DESCRIPTION OF SECURITIES.

        Not Applicable. The description of the Registrant's Common Stock is contained in its registration statement filed with the Federal Deposit Insurance Registrant under Section 12 of the Exchange Act.


ITEM 5.                 INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation provide that no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of a duty of care or other duty as a director to the extent permissible under the Georgia Business Corporation Code or any successor laws.

        In addition, consistent with the Georgia Business Corporation Code, the Registrant's Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Registrant for any reasonable expense actually incurred in connection with any threatened, pending or completed action, suit or proceeding to which he shall be made a party or prospective party by reason of the fact that he is or was a director, trustee, officer, employee, or agent of the Registrant, or that he is or was serving, at the request of the Registrant, as a director, trustee, officer, employee, or agent of another firm, Registrant, trust or other organization or enterprise; PROVIDED, HOWEVER, that (a) such a person shall be entitled to indemnification only upon a resolution of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding, finding that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, in addition, with respect to any criminal action, suit or proceeding, that such person did not have reasonable cause to believe that his conduct was unlawful; (b) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Registrant, or to such other firm, Registrant, trust, organization or enterprise; and (c) no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the Registrant, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit, or proceeding.

        Expenses incurred in defending action, suit, or proceeding referred to above may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant as provided above.

        Registrant's current and former directors, trustees, officers, employees and agents are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.         EXHIBITS.

        The exhibits included as part of this Registration Statement are as follows:

Exhibit Number          Description
--------------          -----------

4.1 Articles of Incorporation of Community Banks of Georgia, Inc. (incorporated herein by reference to Exhibit 3.1 of Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003, File No. 000-50552).

4.2 Bylaws of Community Banks of Georgia, Inc. (incorporated herein by reference to Exhibit 3.1 of Registrant's Annual Report on Form 10-SB for the year ended December 31, 2003, File No. 000-50552).

4.3                     Community Banks of Georgia, Inc. 2000 Stock Incentive
                        Plan (the "Plan").

5                       Opinion of Kilpatrick Stockton LLP.

23.1                    Consent of Porter Keadle Moore LLP.

23.2                    Consent of Kilpatrick Stockton LLP (included in Exhibit
                        5).

24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.         UNDERTAKINGS

        The Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Georgia, on January 7, 2005.

                                        COMMUNITY BANKS OF GEORGIA, INC.


                                        By:    /s/ John T. Trammell
                                           -------------------------------------
                                           John T. Trammell
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints John
T. Trammell and Donald T. Keeter and each of them acting alone, his true and lawful attorney-in-fact with full power of substitution, for him in any and all capacities, to execute any and all amendments and post-effective amendments to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 7, 2005.


/s/ John T. Trammell            President, Chief Executive Officer, and Director
-----------------------------   (Principal Executive Officer)
John T. Trammell


/s/ Frank N. Eubanks            Executive Vice-President, Chief Financial
-----------------------------   Officer and Director (Principal Accounting
Frank N. Eubanks                and Financial Officer)


/s/ Donald T. Keeter            Chairman of the Board
-----------------------------
Donald T. Keeter


/s/ Mickey T. Dunn              Director
-----------------------------
Mickey T. Dunn


/s/ Robert W. James             Director
-----------------------------
Robert W. James


/s/ Boyd Lee Mullins            Director
-----------------------------
Boyd Lee Mullins


/s/ Pierce T. Neese             Director
-----------------------------
Pierce T. Neese


/s/ Geraldine H. Moody          Director
-----------------------------
Geraldine H. Moody

                                  EXHIBIT INDEX


Exhibit Number          Description
--------------          -----------

4.3                     Community Banks of Georgia, Inc. 2000 Stock Incentive
                        Plan (the "Plan").

5                       Opinion of Kilpatrick Stockton LLP.

23.1                    Consent of Porter Keadle Moore LLP.

23.2                    Consent of Kilpatrick Stockton LLP (included in Exhibit
                        5).

24 Power of Attorney (included on the signature page of this Registration Statement).